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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated February 23, 2009, except for Note 3, for which the date is March 31, 2010, relating to the financial statements as of December 31, 2008 and for each of the two years in the period ended December 31, 2008 and the financial statement schedule for each of the two years in the period ended December 31, 2008, which appears in Overstock.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP
Salt Lake City, Utah July 9, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM